UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2007

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2007, Chiquita Brands International, Inc. ("the Company") entered into a plea agreement with the United States Attorney’s Office for the District of Colombia and the National Security Division of the U.S. Department of Justice (together, the "government") relating to the previously disclosed investigation by the government into payments made by the Company’s former banana-producing subsidiary in Colombia to certain groups designated under U.S. law as foreign terrorist organizations. Chiquita voluntarily disclosed the payments to the government in April 2003. Under the terms of the agreement, the Company will plead guilty to one count of Engaging in Transactions with a Specially-Designated Global Terrorist, and will pay a fine of $25 million, payable in five equal annual installments, with interest. The Company also will continue to cooperate with the government in any continuing investigation into the matter. As previously disclosed, the Company had recorded a reserve in 2006 of the full $25 million fine amount in anticipation of reaching a settlement with the government.

The agreement is subject to approval and acceptance by the United States District Court for the District of Colombia.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Chiquita Statement on Agreement with U.S. Department of Justice

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

March 14, 2007	By:	/s/James E. Thompson

Name: James E. Thompson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 14, 2007